SULLIVAN & WORCESTER	Sullivan & Worcester LLP One Post Office Square Boston, MA 02109	T 617-338-2800 F 617-338-2880 www.sandw.com

EXHIBIT 5.1

October 13, 2004

LoJack Corporation
200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090

Re:          LoJack Corporation Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We are rendering this opinion in connection with a registration statement on Form S-3 (the “Registration Statement”) to be filed today by LoJack Corporation, a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance of up to 1,752,656 shares of common stock, $.01 par value per share (the “Registered Shares”), that may be issued by the Company to holders of interim notes and exchangeable shares of 4246624 Canada Inc., the Company’s wholly owned Canadian subsidiary (“ExchangeCo”), pursuant to a Combination Agreement, dated as of August 16, 2004 (including the exhibits and attachments thereto, the “Combination Agreement”) between the Company, ExchangeCo and Boomerang Tracking Inc.

The following opinion is furnished to the Company to be filed with the Commission as Exhibit 5.1 to the Registration Statement. As used in this opinion, the term “Registration Statement” includes, unless otherwise stated, such Registration Statement, including any amendments thereto (including any necessary post-effective amendments) when declared effective by the Commission.

In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of the Restated Articles of Organization of the Company (the “Restated Articles”), as currently in effect, the Amended By-laws of the Company (the “Amended By-laws”), as currently in effect, the minute books and corporate records of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws of any state, including, without limitation, The Commonwealth of Massachusetts.

BOSTON          NEW YORK           WASHINGTON, DC

October 13, 2004

Based on and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Registered Shares are offered, (ii) when issued, the Registered Shares will be evidenced by duly executed certificates meeting the requirements of the Massachusetts Business Corporation Act (Mass. General Laws c. 156D), the Restated Articles and the Amended By-laws, (iii) the sum of (a) all shares of common stock of the Company issued and reserved for issuance as of the date hereof, (b) any shares of common stock issued and reserved for issuance between the date hereof and the date on which any of the Registered Shares are actually issued (not including any of the Registered Shares) and (c) the Registered Shares, will not exceed the total number of common shares that the Company is then authorized to issue, and (iv) all applicable securities laws are complied with, it is our opinion that the Registered Shares covered by the Registration Statement have been duly authorized for issuance and, when issued as contemplated by the Combination Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP
SULLIVAN & WORCESTER LLP